Exhibit 99.1

LUMINEX CORPORATION REPORTS SECOND QUARTER 2013 RESULTS
ACHIEVES MILESTONE SELLING 10,000TH MULTIPLEXING ANALYZER

AUSTIN, Texas (July 29, 2013) - Luminex Corporation (NASDAQ:LMNX) today announced financial results for the second quarter ended June 30, 2013. Financial and operating highlights include the following:

•	Consolidated second quarter revenue was $54.3 million, a 12 percent increase over the second quarter of 2012

•	Second quarter assay revenue of $21.7 million, a 24 percent increase over the second quarter of 2012

•	Cumulative life-to-date multiplexing analyzer shipments of 10,130, up 11 percent from a year ago

•	Consolidated gross margin of 70 percent for the second quarter of 2013

•
Non-GAAP net income for the second quarter was $7.2 million, or $0.17 per diluted share, which compares with $6.3 million and $0.15 per diluted share for the same quarter of the previous year. GAAP net income for the quarter was $3.7 million, or $0.09 per diluted share, which compares with $3.0 million and $0.07 per diluted share in the same quarter of 2012 (see the reconciliation of GAAP to non-GAAP net income set forth on page 8)

•	In June, Natural Molecular Testing Corporation began the commercialization of a 42-target test, called The Personalized Medicine Panel, based on Luminex's proprietary technology

“We generated another quarter of strong financial performance, driven by continued execution in our assay segment. Growth in assay revenue was well balanced across our genetic and infectious disease franchises and included a notable contribution from our recent US IVD cleared xTAG® gastrointestinal pathogen panel. This performance also reflects a positive impact from the Company's transition to a direct molecular diagnostic sales force which began in early 2013.” said Patrick J. Balthrop, president and chief executive officer of Luminex. "In addition, we surpassed a major milestone for the Company in the second quarter, delivering our 10,000th multiplexing analyzer to date. The entire company is proud of this achievement.” added Balthrop.

“Notwithstanding our success during the second quarter, the overall molecular diagnostic market began to experience a deceleration in the utilization of certain molecular assays. This is a result of administrative issues related to the reimbursement of certain tests included in the new molecular diagnostic code system established January 1, 2013 by the Centers for Medicare and Medicaid Services. A number of our lab customers have expended significant efforts in striving for a rapid resolution, nonetheless progress has been slow. While the situation remains fluid, we believe it is prudent to adjust our expectations for the second half of 2013 to account for this headwind.” Balthrop concluded.

REVENUE SUMMARY
(in thousands, except percentages)

	Three Months Ended
	June 30,		Variance
	2013	2012	($)	(%)
	(unaudited)

System sales	$7,647	$8,386	$(739)	(9)%
Consumable sales	11,750	10,802	948	9%
Royalty revenue	8,578	7,715	863	11%
Assay revenue	21,699	17,510	4,189	24%
All other revenue	4,613	3,860	753	20%
	$54,287	$48,273	$6,014	12%

	Six Months Ended
	June 30,		Variance
	2013	2012	($)	(%)
	(unaudited)

System sales	$14,204	$15,384	$(1,180)	(8)%
Consumable sales	23,647	22,702	945	4%
Royalty revenue	18,687	15,957	2,730	17%
Assay revenue	40,023	34,807	5,216	15%
All other revenue	10,926	8,150	2,776	34%
	$107,487	$97,000	$10,487	11%

“We are pleased with the overall financial performance in the second quarter of 2013, especially as we continue to invest in our strategic priorities,” said Harriss T. Currie, senior vice president and chief financial officer. “The 18% increase in operating expenses for the second quarter reflects aggressive investments in our Project ARIES system and our sales and marketing footprint in support of the direct sales model for our molecular diagnostic market segment.”

LUMINEX CORPORATION
REPORTABLE SEGMENT HIGHLIGHTS
(in thousands, except percentages)

	Three Months Ended
	June 30,		Variance
	2013	2012	($)	(%)
	(unaudited)
Revenue
Technology and strategic partnerships	$31,148	$29,565	$1,583	5%
Assays and related products	23,139	18,708	4,431	24%
Total Revenue	54,287	48,273	6,014	12%

Operating income (loss)
Technology and strategic partnerships	6,394	7,290	(896)	(12)%
Assays and related products	(1,353)	(804)	(549)	(68)%
Total Operating income (loss)	5,041	6,486	(1,445)	(22)%

	Six Months Ended
	June 30,		Variance
	2013	2012	($)	(%)
	(unaudited)
Revenue
Technology and strategic partnerships	$63,017	$59,774	$3,243	5%
Assays and related products	44,470	37,226	7,244	19%
Total Revenue	107,487	97,000	10,487	11%

Operating income (loss)
Technology and strategic partnerships	14,075	14,520	(445)	(3)%
Assays and related products	(10,586)	(2,426)	(8,160)	(336)%
Total Operating income (loss)	3,489	12,094	(8,605)	(71)%

FINANCIAL OUTLOOK AND GUIDANCE

The Company reaffirms its 2013 annual revenue guidance of between $220 and $230 million although we expect a challenging reimbursement environment near-term for select molecular diagnostic tests that could weigh on overall corporate performance, as considered in the lower end of this revenue range.

CONFERENCE CALL

Management will host a conference call to discuss the operating highlights and financial results for the second quarter ended June 30, 2013, on Monday, July 29, 2013, at 4:00 p.m. Central time/ 5:00 p.m. Eastern time. The conference call will be webcast live and will be accompanied by a slide presentation, both of which may be accessed at Luminex Corporation's website at http://www.luminexcorp.com. Simply log on to the web at the address above, go to the Company section and access the Investor Relations link. Please go to the website at least 15 minutes prior to the call to register, download and install any necessary audio/video software. If you are unable to participate during the live webcast, the call and slides will be archived for six months on the website using the 'replay' link.

Luminex develops, manufactures and markets proprietary biological testing technologies with applications throughout the life sciences industry. The Company's xMAP system is an open-architecture, multi-analyte technology platform that delivers fast, accurate and cost-effective bioassay results to markets as diverse as pharmaceutical drug discovery, clinical diagnostics and biomedical research, including the genomics and proteomics research markets. The Company's xMAP technology is sold worldwide and is in use in leading research laboratories as well as major pharmaceutical, diagnostic and biotechnology companies. Further information on Luminex or xMAP can be obtained on the Internet at http://www.luminexcorp.com.

Statements made in this release that express Luminex's or management's intentions, plans, beliefs, expectations or predictions of future events are forward-looking statements. Forward-looking statements in this release include statements regarding: the expansion of our installed base of multiplexing systems; our efforts to sell our molecular diagnostic products directly to end users; the development progress of our pipeline products, market acceptance of our genetic and infectious disease products, including Gastrointestinal Pathogen Panel; the ability of our investment in current initiatives and new products to deliver high performance solutions, and drive long-term value for our shareholders, the impact of delays in Medicare reimbursement for customers' use of our tests and the potential impact on our business; and, projected 2013 revenue. The words "believe," "expect," "intend," "estimate," "anticipate," "will," "could," "should" and similar expressions are intended to further identify such forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. It is important to note that the Company's actual results or performance could differ materially from those anticipated or projected in such forward-looking statements. Factors that could cause Luminex's actual results or performance to differ materially include risks and uncertainties relating to, among others, market demand and acceptance of Luminex's products and technology, the Company's dependence on strategic partners for development, commercialization and distribution of products, concentration of the Company's revenue in a limited number of strategic partners, fluctuations in quarterly results due to a lengthy and unpredictable sales cycle and bulk purchases of consumables, our ability to sell products directly to end users, our ability to satisfy market needs with products that we sell, Luminex's ability to scale manufacturing operations and manage operating expenses, gross margins and inventory levels, potential shortages of components, competition, the timing of regulatory approvals, the implementation, including any modification, of the Company's strategic operating plans, the uncertainty regarding the outcome or expense of any litigation brought against Luminex, risks relating to Luminex's foreign operations, risks and uncertainties associated with implementing our acquisition strategy and the ability to integrate acquired companies, or selected assets into our consolidated business operations, including the ability to recognize the benefits of our acquisitions, as well as the risks discussed under the heading "Risk Factors" in Luminex's Reports on Forms 10-K and 10-Q, as filed with the Securities and Exchange Commission. The forward-looking statements, including the financial guidance and 2013 outlook, contained herein represent the judgment of Luminex as of the date of this press release, and Luminex expressly disclaims any intent, obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in Luminex's expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

LUMINEX CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30,	December 31,
	2013	2012
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$37,478	$42,789
Short-term investments	5,496	13,607
Accounts receivable, net	31,564	33,273
Inventories, net	33,515	29,937
Deferred income taxes	3,574	4,783
Prepaids and other	5,193	4,388

Total current assets	116,820	128,777

Property and equipment, net	29,452	26,229
Intangible assets, net	63,049	65,218
Deferred income taxes	14,360	14,360
Long-term investments	—	3,000
Goodwill	50,829	51,128
Other	9,129	8,463

Total assets	$283,639	$297,175

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$6,899	$9,650
Accrued liabilities	11,442	12,866
Deferred revenue	4,354	4,134
Current portion of long term debt	604	1,138

Total current liabilities	23,299	27,788

Long-term debt	1,063	1,702
Deferred revenue	2,663	2,933
Other	6,068	5,085

Total liabilities	33,093	37,508

Stockholders' equity:
Common stock	40	41
Additional paid-in capital	283,711	293,392
Accumulated other comprehensive gain	478	1,101
Accumulated deficit	(33,683)	(34,867)

Total stockholders' equity	250,546	259,667

Total liabilities and stockholders' equity	$283,639	$297,175

LUMINEX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
	(unaudited)		(unaudited)

Revenue	$54,287	$48,273	$107,487	$97,000
Cost of revenue	16,230	13,861	31,473	28,828

Gross profit	38,057	34,412	76,014	68,172

Operating expenses:
Research and development	11,792	10,144	24,506	20,281
Selling, general and administrative	20,197	16,698	45,963	33,613
Amortization of acquired intangible assets	1,027	1,084	2,056	2,184

Total operating expenses	33,016	27,926	72,525	56,078

Income from operations	5,041	6,486	3,489	12,094
Interest expense from long-term debt	(23)	(63)	(51)	(122)
Other income, net	99	42	92	99

Income before income taxes	5,117	6,465	3,530	12,071
Income taxes	(1,422)	(3,513)	(2,346)	(5,592)

Net income	$3,695	$2,952	$1,184	$6,479

Net income per share, basic	$0.09	$0.07	$0.03	$0.16

Shares used in computing net income per share, basic	40,497	41,064	40,693	40,992

Net income per share, diluted	$0.09	$0.07	$0.03	$0.15

Shares used in computing net income per share, diluted	41,444	42,399	41,541	42,246

LUMINEX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
	(unaudited)		(unaudited)
Cash flows from operating activities:
Net income	$3,695	$2,952	$1,184	$6,479
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	3,949	3,533	7,753	7,055
Stock-based compensation	2,412	2,571	4,844	5,214
Deferred income tax expense	726	376	1,426	929
Excess income tax expense (benefit) from employee stock-based awards	15	(2,476)	289	(2,773)
Loss on disposal of assets	65	—	83	—
Other	(1,279)	(49)	(1,081)	183
Changes in operating assets and liabilities:
Accounts receivable, net	(6,403)	830	1,692	(3,183)
Inventories, net	(1,279)	(1,860)	(3,683)	(1,727)
Other assets	(747)	(1,671)	(1,643)	(1,631)
Accounts payable	(1,202)	555	(2,933)	69
Accrued liabilities	(3,320)	4,811	(1,543)	(1,215)
Deferred revenue	(293)	(50)	(30)	93

Net cash (used in) provided by operating activities	(3,661)	9,522	6,358	9,493

Cash flows from investing activities:
Purchases of available-for-sale securities	(2,497)	(1,496)	(5,492)	(10,495)
Sales and maturities of available-for-sale securities	3,603	21,490	16,636	30,005
Purchase of property and equipment	(5,431)	(3,761)	(8,222)	(5,357)
Proceeds from sale of assets	—	—	31	—
Acquired technology rights	—	(291)	(930)	(291)

Net cash (used in) provided by investing activities	(4,325)	15,942	2,023	13,862

Cash flows from financing activities:
Payments on debt	(1,105)	(1,025)	(1,105)	(1,025)
Proceeds from employee stock plans and issuance of common stock	517	1,706	1,918	2,363
Payments for stock repurchases	(8,568)	(4,432)	(14,343)	(9,880)
Excess income tax (expense) benefit from employee stock-based awards	(15)	2,476	(289)	2,773

Net cash used in financing activities	(9,171)	(1,275)	(13,819)	(5,769)

Effect of foreign currency exchange rate on cash	346	(121)	127	30
Change in cash and cash equivalents	(16,811)	24,068	(5,311)	17,616
Cash and cash equivalents, beginning of period	54,289	51,830	42,789	58,282

Cash and cash equivalents, end of period	$37,478	$75,898	$37,478	$75,898

LUMINEX CORPORATION
NON-GAAP RECONCILIATION
(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
	(unaudited)		(unaudited)

Net income	$3,695	$2,952	$1,184	$6,479

Stock-based compensation	2,412	2,571	4,844	5,214
Amortization of acquired intangible assets	1,027	1,084	2,056	2,184
Costs associated with legal proceedings	140	—	253	—
Resolution of molecular diagnostic distribution agreements	—	—	7,000	—
Acquisition and severance costs	485	453	815	524
Income tax effect of above adjusting items	(520)	(740)	(1,055)	(1,475)

Adjusted net income	$7,239	$6,320	$15,097	$12,926

Adjusted net income per share, basic	$0.18	$0.15	$0.37	$0.32

Shares used in computing adjusted net income per share, basic	40,497	41,064	40,693	40,992

Adjusted net income per share, diluted	$0.17	$0.15	$0.36	$0.31

Shares used in computing adjusted net income per share, diluted	41,444	42,399	41,541	42,246

The Company makes reference in this release to “non-GAAP net income” which excludes the impact of costs associated with the ENZO Life Sciences, Inc. complaint discussed in the Legal Proceedings section of our 10-Q and certain other recurring and non-recurring expenses. The Company believes that excluding these items and their related tax effects from its financial results reflects operating results that are more indicative of the Company's ongoing operating performance while improving comparability to prior periods, and, as such may provide investors with an enhanced understanding of the Company's past financial performance and prospects for the future. This information is not intended to be considered in isolation or as a substitute for income from operations, net income, net income per share or expense information prepared in accordance with GAAP.